June 14, 2012

Mr. Chris Anthony

Chief Executive Officer

Flux Power Holdings, Inc.

2240 Auto Parkway

Escondido, CA 92029

Dear Mr. Anthony,

This letter agreement (“Agreement”) serves to confirm the agreement entered into between us whereby Flux Power Holdings, Inc., a Nevada corporation (“Flux” or the “Company”) retains Baytree Capital Associates LLC, a Delaware limited liability company, (the “Consultant”) as the Company’s non-exclusive financial advisor for a period of twenty-four (24) months to perform business and financial consulting services for the Company, unless terminated pursuant to the terms of this Agreement This Agreement is intended to be executed at the closing of the acquisition of Flux Power, Inc. (“Flux”) by Flux Power Holdings, Inc., (formerly known as Lone Pine Holdings, Inc.). As part of its duties, the Consultant shall, use its best efforts to provide advice and guidance in the following areas

1.          Assist the Company in long-term financial planning, and expansion;

2.          Review and assist in the preparation of budgets and financial forecasts prepared by employees of the Company as requested;

3.          Review internal and other financial statements prepared by employees or consultants to the Company as requested;

4.          Assist management and its counsel in negotiating any proposed equity or debt financing, whether such financing involves conventional institutional loans or public or private offerings of securities;

5.          Assist management and others in the preparation of presentations;

6.          Work with the Company's counsel and auditors in conjunction with the preparation of any documentation referred to above or any financing negotiations and preparation referred to above;

Baytree Capital Associates, LLC

The Trump Building

40 Wall Street, 58th Floor

New York, NY 10005

Flux Power Holdings, Inc.

June 14, 2012

7.          Provide advice to the Company's management concerning proposed agreements;

8.          If requested by the Company, communicate, correspond and negotiate on behalf of the Company with regard to the potential acquisition or sale of other businesses and entities; and

9.          If requested, evaluate the financial condition and review the financial information supplied relating to the business' entities referred to in Section 8 above.

In providing the services hereunder, Consultant agrees to comply with all applicable law including state and federal securities laws.

In addition, as part of its duties, the Consultant agrees to use its best efforts to consult the Company in regard to the following:

1.          Although we do not engage in the practice of investor relations or public relations, at Company’s request we will act as your agent in that we will be allowed to interface with the Company’s investor and public relations firms with regard to communications and presenting the Company to the investment community;

2.          Although we do not engage in the practice of law, the Consultant will provide advice to the Company with respect to its proposed filings with the Securities and Exchange Commission; as requested.

Notwithstanding the foregoing, the Consultant’s Managing Member, Michael Gardner, shall not be obligated to attend any meetings outside of its offices or prepare any written reports, documents or responses. All services shall be performed by the Consultant from its offices in New York.

The Company agrees to pay the Consultant 100,000 restricted shares of newly issued common stock at the commencement of each six month period in return for its services hereunder, which shares shall be deemed earned upon the commencement of each six month period. The Company agrees to grant the Company piggy-back registration rights to register any then outstanding shares at the time of an appropriate registration by the Company. The Company shall pay for any expenses incurred by the Consultant pursuant to this Agreement, except that any expenses over $1,000 (either individually or in the aggregate) shall be subject to approval by the Company in advance.

In addition, the Company agrees to grant Consultant a warrant to purchase 1,837,777 restricted shares of common stock of Flux for a period of (five) years at an exercise price of forty-one cents ($0.41) cents. Such warrant shall include a provision for a cashless exercise. A copy of said warrant is Exhibit I to this agreement. All securities of the Company issued in connection with this letter shall be “restricted securities” as such term is defined under Rule 144 of the Securities Act of 1933, as amended.

The Company may not terminate this Agreement for twenty-four (24) months except if the Consultant is in material breach of this Agreement, or willfully refuses to perform services required by this Agreement and the Company has first given the Consultant 30 days written notice of such breach or willful refusal and in connection with such notice, supplies the Consultant with detailed documentation concerning this breach or willful refusal. In the event that after receipt of such notice, the Consultant fails to cure such breach or willfully fails to perform reasonable services requested, this Agreement shall expire at the expiration of such 30-day period. Notwithstanding any termination, the Consultant shall not be required to refund any shares delivered to it or fees paid to it.

Flux Power Holdings, Inc.

June 14, 2012

Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York, N.Y., (unless the parties agree in writing to a different location) before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

As agreed upon indemnification agreement is included as Exhibit II.

This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of New York.

If the foregoing is acceptable to you, please execute a copy and return it to me.

Very truly yours,

/s/ Michael Gardner
Michael Gardner, Managing Member

Flux Power Holdings, Inc.

June 14, 2012

We hereby agree to the contents of the foregoing letter agreement.

Flux Power Holdings, Inc.

Date: June 14, 2012	By:	/s/ Chris Anthony
Chris Anthony, Chief Executive Officer

ANNEX A

Flux Power Holdings, Inc.

2240 Auto Parkway

Escondido, CA 92029

June 14, 2012

Baytree Capital Associates, LLC

40 Wall Street, 58th Floor

New York, NY 10005

Gentlemen:

In connection with the engagement of Baytree Capital Associates, LLC (“Baytree”) to advise and assist Flux Power Holdings, Inc.(together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Letter Agreement, dated June 14, 2012 between the Company and Baytree (the “Agreement”), in the event that Baytree becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company agrees to indemnify, defend and hold Baytree harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, provided however, Company shall not be obligated under this Agreement to indemnify Baytree with respect to:

(a)          any claim, issue or matter after Baytree is finally adjudged to be liable to the Company by a court of competent jurisdiction due to gross negligence or willful misconduct unless and to the extent that a court or the court in which the action was heard determines that Baytree is entitled to indemnification for such amounts as the court deems proper;

(b)          the reporting or accounting of profits made from the purchase or sale by Baytree of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state statutory or common law;

(c)           any claims or investigations conducted by the Securities and Exchange Commission relating to Baytree and/or its affiliates; or

(d)          any act or omission by Baytree that constitutes a breach of or default under any agreement between Baytree and the Company. In addition, in the event that Baytree becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Baytree for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Baytree in connection therewith provide however, in no event shall the Company be obligated to pay for indemnification losses and expenses incurred by Baytree in excess of the amount of fees actually received by Baytree pursuant to the Agreement. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Baytree, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations.  The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which Baytree has been retained to perform financial services bears to the fees paid to Baytree under the Agreement; provided, that in no event shall the Company’s contribution be more than the amount of fees actually received by Baytree pursuant to the Agreement.  Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Baytree, on the other hand.  The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Baytree is an actual or potential party to such Proceeding, without Baytree’s prior written consent if any admission of wrong-doing, negligence or improper activity of any kind of Baytree is a part of such settlement. Baytree shall not settle any action or proceeding which settlement requires the Company (or any insurance company providing coverage to the Company) to pay any sums of money or property (including issuing any securities) without the express written consent of the Company.  For purposes of this Indemnification Agreement, Baytree shall include Baytree Capital Associates, LLC, any of its affiliates, each other person, if any, controlling Baytree or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons.  The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

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             This INDEMNIFICATION Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), DIRECTLY OR INDIRECTLY, shall be governed by and construed in accordance with the laws of the State of New York.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and BAYTREE consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this agreement is brought by anY third party against BAYTREE or any indemnified party.  the Company waives all right to trial by jury in any proceEding or claim (whether based upon contract, tort or otherwise) arising out of or in any way relating to this Agreement.  The Company agrees that a final judgment in any proceEding or claim arising out of or in any way relating to this agreement brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

Very truly yours,

/s/ Chris Anthony
Chris Anthony, Chief Executive Officer

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